FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. Announces Chief Financial Officer Retirement

Minneapolis, Minnesota, December 8, 2015 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) today announced that Mary Twinem, executive vice president and chief financial officer, will be retiring on February 29, 2016.

Twinem joined Buffalo Wild Wings in 1994 and has been an integral part of the company’s growth from 35 Buffalo Wild Wings restaurants to an international enterprise of more than 1,150 Buffalo Wild Wings locations in six countries. The company is conducting a search for her successor.

Sally Smith, president and chief executive officer, said “Mary’s been a key leader in the organization and has had a significant role in our success. I thank Mary for all of the contributions she’s made to the company. Buffalo Wild Wings is well positioned for long-term growth and continued success, supported by a strong management team and loyal, passionate Guests.”

Ms. Twinem said, “I am very proud of what we have accomplished at Buffalo Wild Wings and am thankful that I've been able to spend the majority of my career working with such talented colleagues building a great brand. I am confident Buffalo Wild Wings will continue its track record of growth and creating shareholder value."

Ms. Twinem continued, “I am grateful for the experiences Buffalo Wild Wings has provided to me. Now, I look forward to joining my husband in retirement and traveling and spending more time with family and friends.”

About the Company
Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,140 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Statements in this press release constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to future purchases of shares and sources of funds for the same. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by words such as, “intends,” “may,” “will,” and other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

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